   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 2003

                                                      REGISTRATION NO. 333-56542


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 KELLOGG COMPANY
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                       38-0710690
(State or Other Jurisdiction of Incorporation        (I.R.S. Employer Identification No.)
               or Organization)

              ONE KELLOGG SQUARE
            BATTLE CREEK, MICHIGAN                                49016-3599
   (Address of Principal Executive Offices)                       (Zip Code)


                  KELLOGG COMPANY 2001 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

 JAMES MARKEY, VICE PRESIDENT AND CHIEF COUNSEL -- SECURITIES AND INTERNATIONAL
                                 KELLOGG COMPANY
                               ONE KELLOGG SQUARE
                        BATTLE CREEK, MICHIGAN 49016-3599
                     (Name and Address of Agent for Service)

                                 (269) 961-2000
          (Telephone Number, Including Area Code, of Agent for Service)

                                EXPLANATORY NOTE

         The remaining shares available for issuance under the Kellogg Company 2001 Long-Term Incentive Plan, have been incorporated into the Kellogg Company 2003 Long-Term Incentive Plan and will be issued pursuant to Kellogg Company 2003 Long-Term Incentive Plan. The remaining shares available for issuance under the Kellogg Company 2001 Long-Term Incentive Plan (5,089,496 remaining shares as of June 30, 2003 of a total 26,000,000 shares) were previously registered on Form S-8 Registration Statement (File No. 333-56542). Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission (the "Commission") set forth in No. 89 in the Securities Act Forms section of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), the remaining shares available for issuance are carried forward to, deemed covered by, and will be issued pursuant to, the Form S-8 Registration Statement, filed on or about the date hereof in connection with the Kellogg Company 2003 Long-Term Incentive Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Battle Creek, State of Michigan, on this 29th day of September, 2003.

                                                KELLOGG COMPANY

                                                By:   /s/ Carlos M. Gutierrez
                                                    ----------------------------
                                                    Carlos M. Gutierrez
                                                    Chairman and Chief
                                                    Executive Officer





                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of September, 2003.


                              SIGNATURE                                                    TITLE
/s/ Carlos M. Gutierrez                                                     Chairman and Chief Executive Officer
---------------------------------------------                                  (Principal Financial Officer)
Carlos M. Gutierrez

/s/ John A. Bryant                                                      Executive Vice President and Chief Financial
--------------------------------------------                               Officer (Principal Financial Officer)
John A. Bryant

/s/ Jeffrey M. Boromisa                                                     Vice President Corporate Controller
--------------------------------------------                                   (Principal Accounting Officer)
Jeffrey M. Boromisa

                      *                                                                   Director
--------------------------------------------
Benjamin S. Carson, Sr.

                      *                                                                   Director
--------------------------------------------
John T. Dillon

                      *                                                                   Director
--------------------------------------------
Claudio X. Gonzalez

                      *                                                                   Director
--------------------------------------------
Gordon Gund

                      *                                                                   Director
--------------------------------------------
James M. Jenness

                      *                                                                   Director
--------------------------------------------
Dorothy A. Johnson

                                                                                          Director
--------------------------------------------
L. Daniel Jorndt

                      *                                                                   Director
--------------------------------------------
Ann McLaughlin Korologos

                      *                                                                   Director
--------------------------------------------
William D. Perez

                      *                                                                   Director
--------------------------------------------
William C. Richardson

                      *                                                                   Director
--------------------------------------------
John L. Zabriskie

*By:              /s/ James Markey                                                   September 29, 2003
     ------------------------------------------------
                 James Markey
                 As Attorney-in-fact


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